UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
October 27, 2023

Theseus Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40869	83-0712806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 Main Street Cambridge, Massachusetts (Address of Principal Executive Offices)	02142 (Zip Code)
(857) 400-9491
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	THRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.
On October 27, 2023, Theseus Pharmaceuticals, Inc. (the “Company”) provided written notice to ARIAD Pharmaceuticals, Inc. (“ARIAD”) of its termination of the License Agreement, dated June 13, 2018, between the Company and ARIAD (the “ARIAD License Agreement”), which termination will be effective in accordance with the terms of the termination for convenience clause of such agreement.
The Company previously announced in July 2023 that it was discontinuing enrollment in the ongoing Phase 1/2 study and terminating development of THE-630 in patients with gastrointestinal stromal tumors. THE-630 is derived from intellectual property licensed to the Company under the ARIAD License Agreement and is therefore subject to the ARIAD License Agreement. In connection with the termination of development of THE-630, the Company is terminating the ARIAD License Agreement. The Company did not use any intellectual property licensed to the Company, or any biological materials provided to the Company, under the ARIAD License Agreement to develop any of the Company’s other programs.
Under the ARIAD License Agreement, the Company acquired an exclusive, transferable (subject to certain restrictions), sublicensable (subject to certain conditions), worldwide license, under certain of ARIAD’s patent rights, know-how and compounds and a certain ARIAD chemical library, to develop, use, manufacture, market and commercialize certain compounds, and products that contain such compounds, that are therapeutically useful for the treatment of diseases and disorders in humans, including with respect to KIT.
Pursuant to the terms of the ARIAD License Agreement and related stock purchase agreements, the Company issued an aggregate of 1,615,427 shares of the Company’s Series A Preferred Stock to ARIAD (which converted to shares of common stock of the Company in connection with the Company’s initial public offering in October 2021). If the Company had commercialized a product subject to the ARIAD License Agreement, the Company would have been obligated to make tiered royalty payments to ARIAD of low- to mid-single digits of the Company’s future net sales and those of the Company’s sublicensees of each product comprising a licensed ARIAD compound in each country, beginning on the first commercial sale of such product in such country and ending on the later of (1) ten years following such first commercial sale and (2) the expiry of all patents that cover the product in such country, or the royalty term.
The Company is not subject to any termination penalties related to the termination of the ARIAD License Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Theseus Pharmaceuticals, Inc.

	By:	/s/ Bradford D. Dahms
		Name:	Bradford D. Dahms
		Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: October 31, 2023